                 NEWS RELEASE

Allegheny Technologies Incorporated	Investor Contact:	Media Contact:
Corporate Headquarters	Scott A. Minder	Natalie Gillespie
1000 Six PPG Place	412-395-2720	412-394-2850
Pittsburgh, PA 15222-5479 U.S.A.	scott.minder@atimetals.com	natalie.gillespie@atimetals.com
www.ATImetals.com

ATI Announces Third Quarter 2020 Results
Delivering cost savings ahead of schedule

•Sales of $598 million reflecting challenged market conditions in commercial aerospace
•Net loss attributable to ATI of $50.1 million, or $(0.40) per share
◦Adjusted net loss of $47.8 million, or $(0.38) per share, excluding restructuring
◦Adjusted EBITDA of $16.6 million, or 2.8% of sales
•$572 million of cash at September 30, approximately $950 million of total liquidity
•Reduced managed working capital by $115 million

PITTSBURGH, PA--(BUSINESS WIRE)--October 29, 2020--Allegheny Technologies Incorporated (NYSE: ATI) reported third quarter 2020 results, with sales of $598 million and a net loss attributable to ATI of $50.1 million, or $(0.40) per share. Third quarter 2020 results include $2.3 million of restructuring charges for additional employee severance actions. On an adjusted basis, third quarter 2020 net loss attributable to ATI was $47.8 million, or ($0.38) per share. Adjusted EBITDA was $16.6 million, or 2.8% of sales for the third quarter 2020.
For the third quarter 2019, sales were $1.0 billion and net income attributable to ATI was $111.0 million, or $0.78 per share. Results in 2019 included $68.2 million of pretax gains on sales of non-core assets. On an adjusted basis, third quarter 2019 net income attributable to ATI was $44.9 million, or $0.33 per share. Adjusted EBITDA for the prior year quarter was $180.2 million, or 17.7% of sales.
“By proactively focusing on reducing costs, we accelerated savings, limited decremental margins and drove third quarter results that significantly exceeded our previous guidance,” said Robert S. Wetherbee, ATI President and Chief Executive Officer. “We've continued to prioritize the safety of our people as they focus on delivering quality and value for our customers. We've improved the efficiency of our operations and working capital investment and maintained our strong financial position. Our substantial cash and liquidity provides increasing stability in challenging economic conditions and the capability to accelerate shareholder value creation over time.”

Operating Results by Segment

	Three months ended
High Performance Materials & Components (HPMC)	September 30	June 30	September 30
($ millions)	2020	2020	2019
Sales	$221.3	$300.7	$451.8

Segment Operating Profit (Loss)	$(2.7)	$9.2	$68.4
% of Sales	(1.2)%	3.1%	15.1%
•HPMC sales in the third quarter 2020 decreased 51% year-over-year and 26% versus the second quarter 2020. Sales to the aerospace and defense markets represented 78% of total segment sales, with sales to the commercial aerospace market down 64%, while sales to the defense markets were 32% higher, compared to the prior year period. In the third quarter 2020, sales of next-generation jet engine products were 19% of total HPMC jet engine product sales.
•HPMC segment operating loss was $2.7 million, or (1.2)% of sales. Lower overall demand, including profitable next generation jet engine products, and reduced asset utilization rates negatively impacted operating margins.

	Three months ended
Advanced Alloys & Solutions (AA&S)	September 30	June 30	September 30
($ millions)	2020	2020	2019
Sales	$376.7	$469.6	$566.9

Segment Operating Profit (Loss)	$(4.1)	$18.1	$30.8
% of Sales	(1.1)%	3.9%	5.4%
•AA&S third quarter 2020 sales were 34% lower compared to the prior year's quarter, and 20% lower than the second quarter 2020. Sales to the aerospace and defense markets were down 41% compared to the prior year period, and down 34% sequentially. Sales to electrical energy generation markets were 7% higher compared to the prior year period, while total sales to all energy markets, which include oil & gas, hydrocarbon and chemical processing were 42% lower.
•AA&S segment operating loss was $4.1 million, or (1.1)% of sales. Compared to the prior year period, AA&S 2020 segment results reflect lower retirement benefit expense of approximately $5 million each quarter.
•Third quarter AA&S segment results include $1.6 million of losses from the A&T Stainless joint venture, which suspended production in the quarter.

Corporate Items and Cash
•Corporate expenses in the third quarter 2020 were $10.9 million, or $5.1 million lower than the prior year period, primarily due to lower incentive compensation expense based on expected performance versus targeted metrics, and lower expenses resulting from cost reduction actions.
•A $2.3 million restructuring charge for severance programs was recorded in the third quarter 2020, which included actions at several operating locations and the corporate office.
•Closed operations and other expenses in the third quarter 2020 were $1.1 million, reflecting lower legal and retirement benefit costs of closed operations.

•Tax expense for the third quarter 2020 relates to foreign jurisdictions. ATI maintains a valuation allowance on its U.S. deferred tax assets due to being in a cumulative loss position. ATI does not expect to pay any significant U.S federal or state income taxes for the next several years due to net operating loss carryforwards.
•Cash on hand at September 30, 2020 was $572.2 million, and available additional liquidity under the asset based lending credit facility was approximately $375 million. For the three months ended September 30, 2020, cash provided by operating activities was $59.4 million, including $114.6 million from reductions in managed working capital. U.S. pension plan contributions in the quarter were $66.9 million. Cash used in investing activities was $27.4 million, primarily related to capital expenditures.

Outlook
“We expect fourth quarter results to be negatively affected by the ongoing pandemic and its outsized impact on commercial aerospace, our largest end-market,” said Wetherbee. “We are working diligently to match our cost structure and inventories to demand. With early signs of stabilization in our order books, we expect modest improvements in commercial aerospace in 2021, starting with our jet engine materials and components in the second half of the year. We continue to proactively seek opportunities to make ATI a more streamlined and profitable aerospace and defense supplier, emerging stronger as the aerospace industry recovers.”
***********
Allegheny Technologies will conduct a conference call with investors and analysts on Thursday, October 29, 2020, at 8:30 a.m. ET to discuss the financial results. The conference call will be broadcast, and accompanying presentation slides will be available, at ATImetals.com. To access the broadcast, click on “Conference Call”. Replay of the conference call will be available on the Allegheny Technologies website.
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Certain statements in this news release relate to future events and expectations and, as such, constitute forward-looking statements. Forward-looking statements, which may contain such words as “anticipates,” “believes,” “estimates,” “expects,” “would,” “should,” “will,” “will likely result,” “forecast,” “outlook,” “projects,” and similar expressions, are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which we are unable to predict or control. Our performance or achievements may differ materially from those expressed or implied in any forward-looking statements due to the following factors, among others: (a) material adverse changes in economic or industry conditions generally, including global supply and demand conditions and prices for our specialty metals; (b) material adverse changes in the markets we serve; (c) our inability to achieve the level of cost savings, productivity improvements, synergies, growth or other benefits anticipated by management from strategic investments and the integration of acquired businesses; (d) volatility in the price and availability of the raw materials that are critical to the manufacture of our products; (e) declines in the value of our defined benefit pension plan assets or unfavorable changes in laws or regulations that govern pension plan funding; (f) labor disputes or work stoppages; (g) equipment outages and (h) business and economic disruptions associated with the currently ongoing COVID-19 pandemic or other similar widespread public health crises that may arise in the future and (i) other risk factors summarized in our Annual Report on Form 10-K for the year ended December 31, 2019, and in other reports filed with the Securities and Exchange Commission. We assume no duty to update our forward-looking statements.

Solving the World’s Challenges through Materials Science
ATI (NYSE: ATI) is a $3 billion global manufacturer solving the world’s most difficult challenges through materials science; advanced, integrated process technologies; and relentlessly innovative people. We serve customers whose demanding applications need to fly higher, dig deeper, stand stronger, and last longer— anywhere on, above, or below the earth. We partner to create new specialty materials in forms that deliver ultimate performance and long-term value in applications like jet engine forgings and 3D-printed aerospace components. We produce powders for forging and additive manufacturing; rolled materials, and finished components. Our specialty materials withstand extremes of temperature, stress and corrosion to improve and protect human lives every day. Learn more at ATIMetals.com.

Allegheny Technologies Incorporated and Subsidiaries
Consolidated Statements of Operations
(Unaudited, dollars in millions, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30	June 30	September 30	September 30	September 30
	2020	2020	2019	2020	2019

Sales	$598.0	$770.3	$1,018.7	$2,323.8	$3,103.9

Cost of sales	559.9	695.6	859.0	2,076.2	2,635.4
Gross profit	38.1	74.7	159.7	247.6	468.5

Selling and administrative expenses	45.4	44.4	65.2	148.2	200.9
Impairment of goodwill	—	287.0	—	287.0	—
Restructuring charges	2.3	16.7	—	27.0	—
Operating income (loss)	(9.6)	(273.4)	94.5	(214.6)	267.6
Nonoperating retirement benefit expense	(11.1)	(11.2)	(18.5)	(33.5)	(55.2)
Interest expense, net	(25.1)	(21.7)	(24.2)	(68.7)	(74.9)
Debt extinguishment charge	—	(21.5)	—	(21.5)	—
Other income (expense), net	(0.4)	0.5	67.2	(0.8)	82.9
Income (loss) before income taxes	(46.2)	(327.3)	119.0	(339.1)	220.4
Income tax provision	0.8	92.6	3.7	104.2	10.3
Net income (loss)	$(47.0)	$(419.9)	$115.3	$(443.3)	$210.1
Less: Net income attributable to noncontrolling interests	3.1	2.7	4.3	8.3	9.0
Net income (loss) attributable to ATI	$(50.1)	$(422.6)	$111.0	$(451.6)	$201.1

Basic net income (loss) attributable to ATI per common share	$(0.40)	$(3.34)	$0.88	$(3.57)	$1.60

Diluted net income (loss) attributable to ATI per common share	$(0.40)	$(3.34)	$0.78	$(3.57)	$1.44

Allegheny Technologies Incorporated and Subsidiaries
Sales and Operating Profit (Loss) by Business Segment
(Unaudited, dollars in millions)

	Three Months Ended			Nine Months Ended
	September 30	June 30	September 30	September 30	September 30
	2020	2020	2019	2020	2019
Sales:
High Performance Materials & Components	$221.3	$300.7	$451.8	$942.3	$1,481.5
Advanced Alloys & Solutions	376.7	469.6	566.9	1,381.5	1,622.4

Total external sales	$598.0	$770.3	$1,018.7	$2,323.8	$3,103.9

Segment operating profit (loss):

High Performance Materials & Components	$(2.7)	$9.2	$68.4	$63.6	$198.5
% of Sales	(1.2)%	3.1%	15.1%	6.7%	13.4%

Advanced Alloys & Solutions	(4.1)	18.1	30.8	38.1	76.9
% of Sales	(1.1)%	3.9%	5.4%	2.8%	4.7%

Total segment operating profit (loss)	(6.8)	27.3	99.2	101.7	275.4
% of Sales	(1.1)%	3.5%	9.7%	4.4%	8.9%

LIFO and net realizable value reserves	—	—	—	—	(0.1)
Corporate expenses	(10.9)	(7.7)	(16.0)	(31.4)	(50.6)
Closed operations and other income (expense)	(1.1)	2.4	(8.2)	(5.3)	(19.2)
Restructuring and other charges	(2.3)	(16.7)	—	(27.0)	—
Impairment of goodwill	—	(287.0)	—	(287.0)	—
Joint venture restructuring charges	—	(2.4)	—	(2.4)	—
Gain on asset sales	—	—	68.2	2.5	89.8
Debt extinguishment charge	—	(21.5)	—	(21.5)	—
Interest expense, net	(25.1)	(21.7)	(24.2)	(68.7)	(74.9)

Income (loss) before income taxes	$(46.2)	$(327.3)	$119.0	$(339.1)	$220.4

Allegheny Technologies Incorporated and Subsidiaries
Condensed Consolidated Balance Sheets
(Current period unaudited, dollars in millions)

	September 30	December 31
	2020	2019
ASSETS

Current Assets:
Cash and cash equivalents	$572.2	$490.8
Accounts receivable, net of allowances for doubtful accounts	388.0	554.1
Short-term contract assets	41.7	38.5
Inventories, net	1,035.9	1,155.3
Prepaid expenses and other current assets	48.5	64.3
Total Current Assets	2,086.3	2,303.0

Property, plant and equipment, net	2,466.6	2,450.1
Goodwill	238.4	525.8
Other assets	272.6	355.7

Total Assets	$5,063.9	$5,634.6

LIABILITIES AND EQUITY

Current Liabilities:
Accounts payable	$240.7	$521.2
Short-term contract liabilities	97.8	78.7
Short-term debt and current portion of long-term debt	12.2	11.5
Other current liabilities	213.0	237.8
Total Current Liabilities	563.7	849.2

Long-term debt	1,529.0	1,387.4
Accrued postretirement benefits	300.2	312.5
Pension liabilities	608.9	731.5
Other long-term liabilities	212.3	160.8
Total Liabilities	3,214.1	3,441.4

Total ATI stockholders' equity	1,733.7	2,090.1
Noncontrolling interests	116.1	103.1
Total Equity	1,849.8	2,193.2

Total Liabilities and Equity	$5,063.9	$5,634.6

Allegheny Technologies Incorporated and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited, dollars in millions)

	Nine Months Ended
	September 30	September 30
	2020	2019

Operating Activities:
Net income (loss)	$(443.3)	$210.1

Depreciation and amortization	108.3	114.6
Deferred taxes	98.5	4.1
Impairment of goodwill	287.0	—
Debt extinguishment charge	21.5	—
Net gain from disposal of property, plant and equipment	(3.3)	(90.6)
Loss from sale of businesses	—	1.8
Change in managed working capital	8.1	(59.1)
Change in retirement benefits	(78.3)	(86.0)
Accrued liabilities and other	46.5	(104.9)
Cash provided by (used in) operating activities	45.0	(10.0)
Investing Activities:
Purchases of property, plant and equipment	(94.6)	(98.1)
Proceeds from sale of businesses, net of transaction costs	—	155.9
Proceeds from disposal of property, plant and equipment	4.0	91.8
Other	1.4	(0.2)
Cash provided by (used in) investing activities	(89.2)	149.4
Financing Activities:
Borrowings on long-term debt	391.4	—
Payments on long-term debt and finance leases	(209.5)	(5.3)
Net borrowings (payments) under credit facilities	(0.9)	5.1
Purchase of convertible note capped call	(19.4)	—
Debt issuance costs	(9.1)	—
Debt extinguishment charge	(19.1)	—
Taxes on share-based compensation and other	(7.8)	(9.9)
Cash provided by (used in) financing activities	125.6	(10.1)
Increase in cash and cash equivalents	81.4	129.3
Cash and cash equivalents at beginning of period	490.8	382.0
Cash and cash equivalents at end of period	$572.2	$511.3

Allegheny Technologies Incorporated and Subsidiaries
Revenue by Market
(Unaudited, dollars in millions)

	Three Months Ended				Nine Months Ended
	September 30		September 30		September 30		September 30
	2020		2019		2020		2019
Market
Aerospace & Defense:
Jet Engines	$88.5	15%	$277.7	27%	$518.5	22%	$891.3	29%
Airframes	79.7	13%	150.0	15%	332.1	14%	486.1	16%
Government Aerospace & Defense	77.9	13%	75.8	7%	253.6	11%	223.9	7%
Total Aerospace & Defense	$246.1	41%	$503.5	49%	$1,104.2	47%	$1,601.3	52%
Energy*	130.4	22%	217.2	21%	468.5	20%	599.1	19%
Automotive	59.4	10%	73.6	7%	186.7	8%	224.1	7%
Electronics/Computers/Communications	45.9	8%	44.5	5%	118.6	5%	116.7	4%
Food Equipment & Appliances	33.8	6%	53.6	5%	131.4	6%	156.4	5%
Construction/Mining	28.3	5%	43.7	4%	106.7	5%	154.2	5%
Medical	27.3	5%	41.0	5%	95.8	4%	129.5	4%
Other	26.8	3%	41.6	4%	111.9	5%	122.6	4%
Total	$598.0	100%	$1,018.7	100%	$2,323.8	100%	$3,103.9	100%

*Includes the oil & gas, hydrocarbon and chemical processing, and electrical energy markets.

Allegheny Technologies Incorporated and Subsidiaries
Selected Financial Data
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30	June 30	September 30	September 30	September 30
	2020	2020	2019	2020	2019
Percentage of Total ATI Sales
High-Value Products
Nickel-based alloys and specialty alloys	28%	30%	33%	30%	32%
Precision rolled strip products	18%	12%	12%	13%	11%
Titanium and titanium-based alloys	17%	19%	19%	18%	18%
Precision forgings, castings and components	11%	14%	16%	14%	18%
Zirconium and related alloys	10%	8%	5%	9%	6%
Total High-Value Products	84%	83%	85%	84%	85%
Standard Products
Standard stainless products	16%	17%	15%	16%	15%
Grand Total	100%	100%	100%	100%	100%

Note: Hot-Rolling and Processing Facility conversion service sales in the AAS segment are excluded from this presentation.

Allegheny Technologies Incorporated and Subsidiaries
Computation of Basic and Diluted Earnings Per Share Attributable to ATI
(Unaudited, dollars in millions, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30	June 30	September 30	September 30	September 30
	2020	2020	2019	2020	2019
Numerator for Basic net income (loss) per common share -
Net income (loss) attributable to ATI	$(50.1)	$(422.6)	$111.0	$(451.6)	$201.1
Effect of dilutive securities:
4.75% Convertible Senior Notes due 2022	—	—	3.2	—	9.7
3.5% Convertible Senior Notes due 2025	—	—	—	—	—
Numerator for Diluted net income (loss) per common share -
Net income (loss) attributable to ATI after assumed conversions	$(50.1)	$(422.6)	$114.2	$(451.6)	$210.8

Denominator for Basic net income (loss) per common share -
Weighted average shares outstanding	126.6	126.6	125.9	126.5	125.7
Effect of dilutive securities:
Share-based compensation	—	—	0.9	—	0.8
4.75% Convertible Senior Notes due 2022	—	—	19.9	—	19.9
3.5% Convertible Senior Notes due 2025	—	—	—	—	—
Denominator for Diluted net income (loss) per common share -
Adjusted weighted average shares assuming conversions	126.6	126.6	146.7	126.5	146.4

Basic net income (loss) attributable to ATI per common share	$(0.40)	$(3.34)	$0.88	$(3.57)	$1.60

Diluted net income (loss) attributable to ATI per common share	$(0.40)	$(3.34)	$0.78	$(3.57)	$1.44

Allegheny Technologies Incorporated and Subsidiaries
Other Financial Information
Managed Working Capital
(Unaudited, dollars in millions)

	September 30	June 30	December 31
	2020	2020	2019

Accounts receivable	$388.0	$483.6	$554.1
Short-term contract assets	41.7	41.6	38.5
Inventory	1,035.9	1,103.5	1,155.3
Accounts payable	(240.7)	(275.8)	(521.2)
Short-term contract liabilities	(97.8)	(109.8)	(78.7)
Subtotal	1,127.1	1,243.1	1,148.0

Allowance for doubtful accounts	4.3	4.5	4.6
LIFO reserve	(41.1)	(47.6)	(33.6)
Inventory reserves	124.7	129.6	104.1
Managed working capital	$1,215.0	$1,329.6	$1,223.1

Annualized prior 3 months sales	$2,392.2	$3,081.2	$4,074.4

Managed working capital as a
% of annualized sales	50.8%	43.2%	30.0%

Change in managed working capital:
Year-to-date 2020	$(8.1)
Q3 2020	$(114.6)

As part of managing the liquidity in our business, we focus on controlling managed working capital, which is defined as gross accounts receivable, short-term contract assets and gross inventories, less accounts payable and short-term contract liabilities. In measuring performance in controlling this managed working capital, we exclude the effects of LIFO and other inventory valuation reserves and reserves for uncollectible accounts receivable which, due to their nature, are managed separately.

Allegheny Technologies Incorporated and Subsidiaries
Other Financial Information
Debt to Capital
(Unaudited, dollars in millions)

	September 30	December 31
	2020	2019

Total debt (a)	$1,605.4	$1,411.2
Less: Cash	(572.2)	(490.8)
Net debt	$1,033.2	$920.4

Net debt	$1,033.2	$920.4
Total ATI stockholders' equity (b)	1,683.9	2,090.1
Net ATI capital	$2,717.1	$3,010.5

Net debt to ATI capital	38.0%	30.6%

Total debt (a)	$1,605.4	$1,411.2
Total ATI stockholders' equity (b)	1,683.9	2,090.1
Total ATI capital	$3,289.3	$3,501.3

Total debt to total ATI capital	48.8%	40.3%

(a) Excludes debt issuance costs for both periods. The September 30, 2020 debt balance presented in the table includes $49.0 million for the unamortized balance of the portion of the 2025 Convertible Notes recorded in stockholders' equity due to the flexible settlement feature of the notes.
(b) The September 30, 2020 balance presented excludes $49.8 million recorded in stockholders' equity for a portion of the 2025 Convertible Notes, net of debt issuance costs.

In managing the overall capital structure of the Company, some of the measures that we focus on are net debt to net capitalization, which is the percentage of debt, net of cash that may be available to reduce borrowings, to the total invested and borrowed capital of ATI (excluding noncontrolling interest), and total debt to total ATI capitalization, which excludes cash balances.

Allegheny Technologies Incorporated and Subsidiaries
Non-GAAP Financial Measures
(Unaudited, dollars in millions, except per share amounts)

The Company reports its financial results in accordance with accounting principles generally accepted in the United States of America ("GAAP"). However, management believes that certain non-GAAP financial measures, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP. The following table provides the calculation of the non-GAAP financial measures discussed in the Company's press release dated October 29, 2020:

	Three Months Ended
	September 30, 2020	September 30, 2019

Net income (loss) attributable to ATI	$(50.1)	$111.0
Adjust for special items:
Restructuring, net of tax (a)	2.3	—
Gain on sale of oil & gas rights, net of tax (b)	—	(60.5)
Loss on sale of industrial forgings business, net of tax (c)	—	0.4
Gain on sale of cast products business, net of tax (d)	—	(6.0)
Net income (loss) attributable to ATI excluding special items	$(47.8)	$44.9

	Per Diluted Share *	Per Diluted Share *

Net income (loss) attributable to ATI	$(0.40)	$0.78
Adjust for special items:
Restructuring, net of tax (a)	0.02	—
Gain on sale of oil & gas rights, net of tax (b)	—	(0.41)
Loss on sale of industrial forgings business, net of tax (c)	—	—
Gain on sale of cast products business, net of tax (d)	—	(0.04)
Net income (loss) attributable to ATI excluding special items	$(0.38)	$0.33

Earnings before interest, taxes, depreciation and amortization (EBITDA)
	Three Months Ended
	September 30, 2020	September 30, 2019
Net income (loss)	$(47.0)	$115.3
(+) Depreciation and Amortization	35.4	37.0
(+) Interest Expense	25.1	24.2
(+) Income Tax Provision	0.8	3.7
EBITDA	14.3	180.2

Adjustments:
(+) Restructuring charge (a)	2.3	—
Adjusted EBITDA	$16.6	$180.2

* Presentation of adjusted results per diluted share includes the effects of convertible debt, if dilutive.

(a) Third quarter 2020 results include a $2.3 million pre-tax restructuring charge for additional employee severance actions.
(b) Third quarter 2019 results include a $62.4 million pre-tax gain on the sale of oil & gas rights in New Mexico.

(c) Third quarter 2019 results include a $0.4 million pre-tax loss on the sale of the industrial forgings business related to the final working capital adjustment.
(d) Third quarter 2019 results include a $6.2 million pre-tax net gain on the sale of the cast products business, which includes a $10.2 million write-down of the carry value of long-lived assets of the retained Salem operations.